ADDvantage Technologies Group, Inc.
1221 E. Houston
Broken Arrow, Oklahoma 74012

For further information	KCSA Strategic Communications
Company Contact:	Garth Russell
Ken Chymiak (9l8) 25l-2887	(212) 896-1250
Scott Francis (9l8) 25l-2887	grussell@kcsa.com

ADDVANTAGE TECHNOLOGIES GROUP, INC. TO REPORT
RESULTS FOR FIRST QUARTER OF FISCAL 2010

BROKEN ARROW, Oklahoma, January 25, 2010 – ADDvantage Technologies Group, Inc. (Nasdaq: AEY) announced today that it will release financial results for the three month period ended December 31, 2009, prior to the market open on Friday, February 12, 2010.

The Company will host a conference call on Friday, February 12, 2010, at 12:00 p.m. Eastern Time featuring remarks by Ken Chymiak, President and Chief Executive Officer, and Scott Francis, Chief Financial Officer. The conference call will be available via webcast and can be accessed through the Investor Relations section of ADDvantage's website, www.addvantagetech.com. Please allow extra time prior to the call to visit the site and download any necessary software to listen to the Internet broadcast. The dial-in number for the conference call is (800) 580-5053 or (913) 981-4901 for international participants.  All dial-in participants must use the following code to access the call: 4651891. Please call at least five minutes before the scheduled start time.

For interested individuals unable to join the conference call, a replay of the call will be available through February 26, 2010 at (888) 203-1112 (domestic) or (719) 457-0820 (international). Participants must use the following code to access the replay of the call: 4651891. The online archive of the webcast will be available on the Company's website for 30 days following the call.

About ADDvantage Technologies Group
ADDvantage Technologies Group, Inc. supplies the cable television (CATV) industry with a comprehensive line of new and used system-critical network equipment and hardware from leading manufacturers, including Cisco, formerly Scientific-Atlanta, and Motorola, as well as operating a national network of technical repair centers. The equipment and hardware ADDvantage distributes is used to acquire, distribute, and protect the broad range of communications signals carried on fiber optic, coaxial cable and wireless distribution systems, including television programming, high-speed data (Internet) and telephony.

ADDvantage operates through its subsidiaries, Tulsat, Tulsat-Atlanta, Tulsat-Nebraska, Tulsat-Texas, Tulsat-West, NCS Industries, ComTech Services and Broadband Remarketing International. For more information, please visit the corporate web site at www.addvantagetech.com.